Consent of General Counsel

         I, Fredric S. London, General Counsel of OMI Corp., hereby consent to the reference to me in OMI Corp.'s amended 10-K filed with the Securities and Exchange Commission on May 15, 1998.


                                           By: /s/ FREDRIC S. LONDON, ESQ.
                                              -----------------------------
                                              Name:   Fredric S. London, Esq.
                                              Title:  General Counsel, OMI Corp.